                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: 11/30/2000
DISTRIBUTION DATE: 12/20/2000


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                              Per $1,000 of Original
                                                                                                                  Class A/Class B
                                                                                                                Certificate Amount
                                                                                                                ------------------
      (i)   Principal Distribution
            ----------------------
                Class A Amount                                                               $6,740,851.58          $10.259745
                Class B Amount                                                                 $317,631.76          $10.259745

     (ii)   Interest Distribution
           ---------------------
                Class A Amount                                                                 $350,754.29           $0.533857
                Class B Amount                                                                  $16,527.69           $0.533857

    (iii)   Monthly Servicing Fee                                                               $60,707.77           $0.088241
            ---------------------                                                         -----------------
                Monthly Supplemental Servicing Fee                                                   $0.00           $0.000000
                Class A Percentage of the Servicing Fee                                         $57,975.92           $0.088241
                Class A Percentage of the Supplemental Servicing Fee                                 $0.00           $0.000000
                Class B Percentage of the Servicing Fee                                          $2,731.85           $0.088241
                Class B Percentage of the Supplemental Servicing Fee                                 $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                            $62,830,247.70
            Class A Pool Factor (end of Collection Period)                                       9.562921%
            Class B Principal Balance (end of Collection Period)                             $2,960,587.68
            Class B Pool Factor (end of Collection Period)                                       9.562921%

      (v)   Pool Balance (end of Collection Period)                                         $65,790,835.38

     (vi)   Class A Interest Carryover Shortfall                                                     $0.00
            Class A Principal Carryover Shortfall                                                    $0.00
            Class B Interest Carryover Shortfall                                                     $0.00
            Class B Principal Carryover Shortfall                                                    $0.00

    (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
                    Either the Class A or Class B Certificateholders                                 $0.00           $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                               $6,879,784.34
                Class B Amount                                                                       $0.00

     (ix)    Aggregate Purchase Amount of Receivables repurchased by the
                                 Seller or the Servicer                                              $0.00


